                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated September 20, 1999, by and between Enterprises Solutions Inc., a Nevada corporation ("Company"), doing business as Secure Systems Solutions, and Michael F. Thompson ("Employee").

         WHEREAS, Secure Systems Solutions is a start up technology company engaged in developing products for internet security,

         WHEREAS, Employee has unique skills and experience in Internet and computer security solutions.

         NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                    ARTICLE I

                              Employment and Duties

1.01 Position, Duties. The Company hereby employs Employee as Senior Engineer for new and existing security products development of the Company. The duties of Employee are as part of the new division, subsidiary or affiliate and include the design, implementation and installation of products as well as preparation of related documentation and business proposals. From time to time the Company may change employee's position and duties in a manner consistent with Employee's abilities and the needs of the business. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company. Any Prior Agreements are hereby superseded, terminated and shall have no further force or effect nor shall they be legally binding upon either Employee or the Company.


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1.02  Place of Employment. Company will employ Employee in Northern California.

1.03  Full Time Employment.

      A. Employee shall devote his entire productive time, ability and attention to the business of Employer during the term of this Contract.

      B. During the term of this Contract, Employee shall not engage in any other business duties or pursuits without the knowledge and approval of the Company. Furthermore, during the term of this Contract, Employee shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without prior consent from the Company. However, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Contract if these activities do not materially interfere with the services required under this Contract, and shall not require the prior written consent of Employer.

      C. This Contract shall not be interpreted to prohibit Employee from making personal investments in any publicly held shares in any company which are traded on a securities exchange so long as such holding doe not exceed five percent (5%) of that company's capital shares. Further, it shall not prohibit Employee from conducting private business affairs if those activities do not materially interfere with the services required under this Contract.

1.04 Funds Held in Trust. All funds received by Employee on behalf of Company, if any, shall be held in trust for Company and shall be delivered to Company as soon as practicable.

                                   ARTICLE II

                                  Compensation

2.01 Salary and Draw. From and after the effective date of this Agreement, the Employee shall receive a salary ("Salary") from the Company in an amount equal to EIGHTY FIVE THOUSAND DOLLARS ($85,000) per year. Employee's Salary shall be payable semi monthly payments of $3,541.67.

2.02 Expense Reimbursement. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by or promotion of the Company. Employee shall provide a written accounting an explanation of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

2.03 Bonuses. The Employee shall be entitled to receive such bonuses as the Company shall determine from time to time in accordance with Company policy and at the sole discretion of the Company.

2.04 Plan Participation. The Employee shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by the Company.


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2.05  Other. The Employee shall be entitled to such fringe benefits as the
Company shall establish for its employees generally which shall include with respect to the Employee at least two weeks paid vacation annually, eight paid holidays as designated by the Company, provisions for an industry competitive health, dental and vision and life insurance coverage for Employee and his dependents from the starting date of this agreement, and such other benefits as the Company shall adopt, subject to the discretion of the Company to add or delete such standard benefits as the Company deems appropriate, from time to time.

2.06 Stock Compensation. Employee shall be entitled to purchase from the Company 15,000 shares of the Company's Common Stock in blocks of 5,000 shares each on or after the first, second and third anniversary of the commencement of his employment, paying the aggregate price of FIVE DOLLARS ($5.00) for each block of shares, provided that this Agreement is not sooner terminated for death under Section 5.02A, disability under Sections 5.02B or 5.03A or Cause under sections 5.02C below. On the execution of this Agreement, Company shall place all of said shares in escrow, and hold them for the benefit of Employee.

                                   ARTICLE III

                            Non-Competition Agreement

3.01 No Competition During Employment Term. Employee will not, during his employment with the Company or during the term of this Agreement, whichever period is longer, engage in Competition with Company.

3.02 Competition Defined. For purposes of this Agreement, Employee engages in "Competition" when he directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, (i) calls upon any customer of Company (including, but not limited to, any customer obtained for Company by Employee) for the purpose of soliciting or selling any Commercial and Mass market security products; and (ii) establishes, enters it, is employed by or advises, consults with or becomes a part of, any company, partnership corporation or other business entity or venture, or in any way engage in business for himself or for others, in producing or selling Commercial and Mass Market Security products.

3.03 Injunctive Relief. Because of the difficulty of measuring economic losses to the Company and its affiliates as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to the Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company and its affiliates in the event of breach by him by injunctions and restraining orders.

3.04 Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this Paragraph 3 are necessary to protect the goodwill and business interests of the Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of the Company and its affiliates on the date of the execution of this Agreement and the future plans


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of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the activities and business of the Company and its affiliates on the date of the termination of the employment of the Employee.

                                   ARTICLE IV

                  Proprietary Information and Non Solicitation

4.01 Proprietary Information. Employee herewith executes and delivers to Employer the Proprietary Information Agreement attached hereto.

4.02 Non-Solicitation. During the term of this Agreement and for one year thereafter, Employee will not call upon or cause to be called upon any employee of Company or any of its affiliates for the purpose or with the intent of enticing them away from or out of the employ of Company or any reason whatever.

4.03 Injunctive Relief. In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 4, Company shall be entitled to an injunction:

      A. Restraining the Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or

      B. Requiring that Employee deliver to Company all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of the Company. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employer.

                                    ARTICLE V

                               Term: Terminations

5.01 Term. The term of this agreement shall begin on September 20, 1999 and continue until September 19, 2002, unless further extended or sooner terminated as herein provided. On September 19, 2002, and on the 18th day of July of each year thereafter, the term of the Employee's employment shall be automatically extended one (1) additional year unless, on or before sixty (60) days in advance of such last day of December, the Company shall have delivered to the Employee or the Employee shall have delivered to the Company written notice that the term of the Employee's employment hereunder will not be extended.

5.02 Termination by Company. Company may terminate this Agreement and Employee's employment only in one of the following ways:

      A. Termination for Death. Company may terminate this Agreement in the event of the death of Employee.


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      B. Termination for Disability. Company may terminate the Agreement after thirty (30) days written notice ("Notice of Termination") to Employee if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of three (3) months, Employee is unable to perform his duties under this agreement. Until such Notice of Termination becomes effective, Employee shall continue to receive his compensation and benefits hereunder.

      C. Termination for Cause. Company may terminate this Contract for Cause. For purposes of this Agreement "Cause" exists if Employee commits any of the following acts that have a direct, substantial and adverse effect on Employer's business: material act of dishonesty or gross misconduct, unjustifiable neglect of his employment duties, violation of company policy, conviction of a felony, or such acts of dishonesty, theft, fraud, misrepresentation, or other acts of moral turpitude.

5.03 Termination by Employee. Employee may terminate this Agreement and Employee's employment only in one of the following ways:

      A. Termination for Disability. Employee may terminate his employment if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished Company with a written statement from a qualified doctor to such effect and provided, further, that, at Company's request, Employee shall submit to an examination by a doctor selected by Company and such doctor shall have concurred in the conclusion of Employee's doctor.

      B. Termination for Good Reason. Employee may terminate this agreement hereunder by resigning for Good Reason.

      C. Termination for Management Change. Employee may terminate his employment and this Agreement in the event that Company changes its Senior Engineer Executive.

      D. Definitions. For purposes of this Agreement, the capitalized terms shall have the meaning set forth below:

         "Good Reason" shall mean (i) a failure by Company to comply with any material provision of this Agreement, including without limitation any demand that Employee relocate outside of the Northern California area, which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Employee to Company, or (ii) any purported termination of Employee's employment by Company which is not effected pursuant to the provisions hereof (and for purposes of this Agreement no such purported termination shall be effective).

5.04 Compensation Upon Termination for Death or Disability. If Employee's employment is terminated on death pursuant to 5.02A or disability pursuant to
Section 5.02B or 5.03A, Company shall pay Employee's estate his full salary and benefits through the date of termination plus all outstanding expenses payable pursuant to section 2.02 and Company shall have no further obligations to Employee under this Agreement.


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5.05 Compensation Upon Termination for Cause. If Company terminates Employee's employment for Cause pursuant to Section 5.02C, Company shall pay Employee his full salary through the date of termination, at the rate in effect at the time Notice of Termination is given, and Company shall have no further obligations to Employee under this Agreement.

5.06 Compensation on Resignation for Good Reason or Company Termination in Breach of Agreement.

      If Employee shall terminate his employment for Good Reason or if Company shall commit a material breach hereof, including without limitation the wrongful termination of this Agreement, the Company shall pay Employee the following but shall have no further obligation to Employee for any other payments, compensation, benefits, claims or damages.

      A. Within 30 days after such resignation or termination, Company shall pay Employee four (4) months compensation at Employee's then current monthly salary.

      B. Employee shall receive for three (3) months from the date of termination, all employee benefits plans and programs in which Employee participated immediately prior to the date of termination provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. All such benefit plans and programs shall be maintained at the level and value provided immediately prior to the date of termination. In the event that Employee's participation in any such plan or program is barred, Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

      C. Except as required above, Company shall not be required to maintain in force for the benefit of Employee any employee benefit plans or programs following the date of termination.

      D. Employee shall not be required to mitigate the amount of any payment provided for in this Section 5.05 by seeking other employment or otherwise.


                                   ARTICLE VI

                           Representations of Employee

6.01 Restrictions from Prior Employment. Employee hereby represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other persons or entity, other than those listed in Exhibit A attached hereto and incorporated herein by this reference. Employee further represents that the execution of this Agreement by Employee and his employment by Company or its affiliates and the performance of his duties described herein will not violate or be a breach of any of the agreements listed in Exhibit A or any other agreement with a former employer or any other person or entity.


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6.02  Non Disclosure of Trade Secrets. Employee agrees not to disclose to
Company or use in the course of his employment by the Company, any information to the extent that such information constitutes a trade secret of prior employers. Employee further agrees not to sue in the course of his employment by the Company, any documentation containing proprietary information, or equipment that may have been obtained by Employee from former employers.

6.03 Remedies. Employee agrees to indemnify Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party.

                                   ARTICLE VII

                                  Miscellaneous

7.01 Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Upon the effective date of this agreement, the Prior Agreement shall be terminated and superseded in its entirety. This written agreement may not be later modified except by a further writing signed by the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

7.02 No Waiver. No waiver by the parties hereto of any default or breach of any terms, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

7.03 Assignment: Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills per Article I, preceding. Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by the Company at any time without notice to him. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically success to the rights, powers and duties of the Company hereunder.

7.04 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:


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      To Employee:     Michael F. Thompson
                       24633 Rimrock Cyn Rd
                       Salinas, CA 93908

      To the Company:  Secure Systems Solutions
                       50 Ragsdale Drive #150
                       Monterey, CA 93940
                       Attn: Dr. Roger R. Schell

      with a copy to:  James W. Sullivan
                       Lombardo & Gilles
                       P.O. Box 2119
                       Salinas, CA 93902

Notice shall be deemed given and effective three (3) days after the deposit in the Unites States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 7.04.

7.05 Attorneys Fees. In the event of litigation or arbitration to enforce or interpret this Agreement, the court or arbitrator shall award the prevailing party his reasonable attorneys' fees and costs of suit, including the costs of expert witnesses.

7.06 Severability: Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

7.07 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth.

                                                         SECURE SYSTEMS SOLUTION


                                                         -----------------------
                                                         BY: Roger R. Schell
                                                         ITS: President

                                                         EMPLOYEE:

WITNESSED BY:

-----------------------                                  -----------------------
                                                         Michael F. Thompson
Dated: _________________


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                                  EXHIBIT A TO

                              EMPLOYMENT AGREEMENT

A. Non-Compete Agreements.

B. Other companies entrusting Employee with restricted intellectual property that may not be used by others:


                        PROPRIETARY INFORMATION AGREEMENT

This Agreement is made between Enterprise Solutions, Inc., doing business as Secure Systems Solutions, (the "Company") and _____________________ (the "Employee") effective as of the date of employment of a new employee, or in the case of a current employee, on the date signed by Employee. For purposes of this Agreement, the "Company" shall include any division, subsidiary, affiliate or successor of Enterprise Solutions.

In consideration of the employment or continued employment of Employee by the Company and payment of a salary, wage or other remuneration, the parties agree as follows:

1. COVENANTS AGAINST DISCLOSURE. Employee will have possession of or access to apparatus, equipment, drawings, report, manuals, invention records, customer lists, computer programs or other materials embodying trade secrets or confidential technical or business information of Company (collectively referred to as "Proprietary Information"). Employee agrees:

    i.  not to use any such information or material for himself or others, and:
    ii. not to take any such material or reproductions thereof from company facilities,

at any time during or after employment by Company, except as required in discharging Employee's duties to Company. Employee agrees immediately to return all such material and reproductions thereof in his possession to Company upon request and in any event upon termination of employment.


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Except with prior written authorization by Company, Employee agrees not to disclose or publish any Proprietary Information of Company or of another party to whom Company owes an obligation of confidence, at any time during or after employment by Company.

2. DISCLOSURE OBLIGATIONS. Employee will fully and promptly disclose and furnish to Company a complete record of any and all inventions and improvements, whether patentable or not, which he, solely or jointly, may conceive, make discover or first disclose during the period of his employment by Company which were developed using Company's time or resources or which relate to the Company's business or to the Company reasonably anticipated business. Employee agrees to make and maintain adequate and current written records of all such inventions and improvements in the form of notes, sketches, drawings or reports relating thereto, which records shall be and remain the property of and available to the Company at all times.

3. ASSIGNMENT. Employee agrees to and does hereby grant and assign to Company or its nominee his entire right, title and interest in an to invention and improvements coming within the scope of Paragraph 2 that relate in any way to the actual or anticipated business or activities of Company or that are suggested by or result form any task or work for or on behalf of Company improvements. However, no provision in this Agreement is intended to require assignment of any Employee rights in an invention if no equipment, supplies facilities or trade secret information of the Company was used, and the information was developed entirely on Employee's own time, and the invention does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research or development or does not result from any work performed by Employee for the Company.

4. EXECUTION OF DOCUMENTS AND PRIOR INVENTIONS. Employee agrees to fully cooperate with Company in securing full benefit and protection for the Company in said inventions and improvements including patent or copyright protection, wherever and whenever the Company should elect. Employee will execute all papers, documents and do such other acts reasonably requested by Company at any time during and after employment by Company, without additional compensation, but at the Company's expense.

As a matter of record the following is a complete list of all the inventions which Employee had made heretofore and which Employee desires to be excluded from this Agreement. (If none, state "NONE". Also, it is not necessary to list prior inventions previously assigned or agreed to be assigned to others.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


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5.  COMPLIANCE NOT CONTINGENT UPON ADDITIONAL CONSIDERATION. Employee has not be
promise, and shall not claim any additional or special payment for compliance with the covenants and agreements herein contained.

6. PRIOR EMPLOYMENT. Employee agrees not to disclose to Company or use in the course of his employment by the Company, any information to the extent that such information constitutes a trade secret of prior employers. Employee further agrees not to use in the course of his employment by the Company any documentation containing proprietary information or equipment that may have been obtained by Employee from former employers.

7. WAIVER. No waiver by either party of any breach by the other party of nay provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

8. APPLICABILITY TO SUCCESSOR. This Agreement shall be binding upon and pass to the benefit of the successors and assigns of Company, and insofar as the same may be applied thereto, the heirs, legal representatives and assigns of Employee.

9. SUPERSEDES PRIOR AGREEMENTS. This Agreement shall supersede the terms of any prior employment agreement or understanding between Employee and the Company. This Agreement may be modified or amended only in writing signed by an Officer of Company and by Employee.

10. JURISDICITONS AND SEVERABILITY. It is agreed that this Agreement will be interpreted and construed in accordance with the laws California. Should any portion of this Agreement be judicially held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating the remainder of this Agreement or any other part thereof, the parties hereby agreeing that the portion so held to be invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope.

EMPLOYEE____________________________

Employee acknowledges reading and understanding this Agreement.

________________________________                               Date ____________
   Employee's signature

Enterprise Solutions, Inc. doing business as Secure Systems Solutions

By______________________________                               Date_____________


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